Exhibit 10.33

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is dated as of May 12, 2006 (the “Effective Date”), among Global Energy, Inc., an Ohio corporation (the “Company”) and the stockholders of the Company listed on Schedule I, as the same may be amended from time to time (individually, a “Stockholder” and, collectively, the “Stockholders”). The Company and the Stockholders will be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Certain capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Article I below.

B. The Company and Deane H. Stoltz (“Stoltz”) have previously entered into that certain Stock Option Agreement dated October 12, 2005 (the “Option Agreement”) wherein the Company granted an option to Stoltz to purchase up to 250,000 shares of the Company’s Common Stock in consideration for a term assignment of those certain Wyoming Coal Mining Leases (more fully described herein as “Leases”).

C. Subsequent to the execution of the Option Agreement, Stoltz died and the Estate of Deane H. Stoltz (the “Stoltz Estate”) succeeded to all of his rights, interests and obligations under the Option Agreement.

D. In connection with the execution of this Agreement, the Stoltz Estate elects to exercise its option rights under the Option Agreement for the purchase of 250,000 shares of Common Stock, as adjusted by any stock split of the Company’s Common Stock on or prior to the effective date of the IPO.

E. This Agreement sets forth the Parties’ understandings and agreements relating to the rights and obligations of the Stockholders and the Company with respect to the ownership, retention and disposition of the capital stock of the Company.

NOW THEREFORE, the Parties agree as follows:

I.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings when used in this Agreement with initial capital letters:

“Agreement”: this Stockholders Agreement, as the same may be amended from time to time in accordance with the terms of this Agreement.

“Articles” means the Articles of Incorporation of the Company as in effect upon the closing of the transactions contemplated hereby.

“Business Day” means any day other than a Saturday, Sunday or public holiday or a day on which banks are required or permitted to be closed by applicable law.

“Bylaws”: the bylaws of the Company, as in effect from time to time.

“Common Stock”: the Common Stock of the Company, including without limitation the Stoltz Stock.

“Company”: as set forth in the introductory paragraph.

“Initial Public Offering” or “IPO”: shall mean a single or series of registered underwritten public offerings of shares of Common Stock to the public pursuant to a registration under the Securities Act.

“IPO Price” shall mean the price per share for which shares of Common Stock are initially offered in the IPO as reflected in the final prospectus in such IPO.

“Leases”: means all of the seven (7) State of Wyoming Coal Mining Leases covering 8,640 acres of land situated in Johnson County, Wyoming.

“Material Adverse Effect” means, a material adverse effect on (i) the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or otherwise) of the Company, or (ii) the ability of the Company to perform its obligations hereunder.

“Option Agreement”: as set forth in paragraph B of the Recitals.

“Parties”: as set forth in the introductory paragraph.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust or other organization, whether or not a legal entity, or a government or agency or a political subdivision thereof.

“Rule 144”: Rule 144 under the Securities Act, as such rule may be amended or succeeded from time to time.

“Securities”: Shares of Common Stock of the Company.

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders”: as set forth in the introductory paragraph.

“Stoltz” shall mean Deane H. Stoltz, or in the alternative, the Stoltz Estate.

“Stoltz Estate” shall mean the Estate of Deane H. Stoltz.

“Stoltz Stock” as set forth in Article II hereof.

II.	EXERCISE OF OPTION BY THE STOLTZ ESTATE; TERMINATION OF OPTION AGREEMENT.

Simultaneously and in connection with the execution and delivery of this Agreement, the Stoltz Estate hereby exercises its option rights under the Option Agreement to purchase two hundred fifty thousand (250,000) shares of Common Stock of the Company, as adjusted by any stock split of the Company’s Common Stock on or prior to the effective date of the IPO (the “Stoltz Stock”), and the Company shall issue and deliver to the Stoltz Estate stock certificates representing the Stoltz Stock in such denominations as the Stoltz Estate shall request. The Parties hereto agree and acknowledge that the payment of One and No/100 Dollars ($1.00) (the “Exercise Price”) by the Stoltz Estate and the entry into this Agreement is deemed to be full and fair consideration for the issuance of the Stoltz Stock by the Company to the Stockholders under the Option Agreement notwithstanding the exercise price reflected therein. The Company hereby acknowledges the receipt and sufficiency of the Exercise Price. Also, the Parties hereby further agree and acknowledge that any and all notices or other requirements under the Option Agreement, if any, are hereby waived by the Parties hereto. The Option Agreement, simultaneously with the execution and delivery of this Agreement by all Parties hereto, is effectively terminated as of the Effective Date.

III.	PROTECTION RIGHTS

3.1 Mandatory IPO Registration Rights. In connection with the closing of an IPO by the Company pursuant to an effective registration statement under the Securities Act, the Stockholders may, by unanimous written notice to Company, require Company to register under the Securities Act all of the Stoltz Stock (the “IPO Registrable Securities”) in order to permit the sale or other distribution of such IPO Registrable Securities to the public, on the same terms and conditions as the other Common Stock of the Company being sold through underwriters under such registration; provided, however, that if the underwriter in the IPO determines and advises in writing that the sale or other distribution of the IPO Registrable Securities in the IPO would interfere with the successful marketing (including pricing) of the other Common Stock of the Company being sold through underwriters under such registration, then the Company shall remain obligated to register the IPO Registrable Securities in the IPO but such IPO Registrable Securities shall be subject to the Market Standoff Period (as defined in Section 3.5 hereof) and the Stockholders shall have the ability to exercise their Put Right as set forth in Section 3.6 hereof.

3.2 Demand Registration Rights. In the event that an IPO has not been consummated on or prior to April 12, 2007 (the “Redemption Termination Date”), and the Stockholders continue to own all or any portion of the Stoltz Stock, the Stockholders may, by unanimous written notice (the “Registration Notice”) to Company, require Company to register under the Securities Act all or any part of the Stoltz Stock (the “Demand Registrable Securities”). In order to permit the sale or other distribution of such Demand Registrable Securities, and in such event, the Company shall promptly give written notice of such proposed registration and, if requested by the Stockholders, effect such registration as part of an IPO with underwriters acceptable to the Company, provided, however, that the Stockholders shall not be entitled to more than two (2) effective registration statements hereunder. The Company shall use its best efforts to effect registration under the Securities Act of all of the Demand Registrable Securities pursuant to the provisions described in Section 3.4 below.

3.3 Piggy-Back Registration Rights. If at any time during the Stockholders’ ownership of any of the Stoltz Stock, the Company proposes to file a registration statement to register any Common Stock (other than registrations on Form S-8 or Form S-4) under the Securities Act for sale to the public, it will at each such time give a written notice to the Stockholders of its intention to do so and, upon the unanimous written request of the Stockholders made within thirty (30) calendar days after the receipt of any such notice from Company (which request must specify the shares of Common Stock which the Stockholders intend to dispose under this Section 3.3, the “Piggy-Back Securities”) (the IPO Registrable Securities, the Demand Registrable Securities and the Piggy-Back Securities shall be collectively referred to herein as the “Registrable Securities”), the Company will use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of all of the Piggy-Back Securities pursuant to the provisions described in Section 3.4 below.

3.4 Registration Procedures.

(a) For any of the Registrable Securities described above which shall require registration by Company, the Company shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of such Registrable Securities; provided, however, that Company will not be required to file any such registration statement during any period of time (not to exceed 45 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based on consultation with counsel to Company, such information would have to be disclosed if a registration statement were filed at that time; (B) Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) only in the case of Demand Registrable Securities or Piggy-Back Securities, Company determines, in its reasonable good faith judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Company or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement, then such registration shall not be taken into account as an effective registration for purposes of the registration limit set forth in Section 3.2. Company shall use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Article III to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Stockholders may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

(b) Company may include in any such registration any authorized but unissued shares of Common Stock for sale by the Company or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, except as set forth in Section 3.1 hereof, the inclusion of such previously authorized but unissued shares by the Company or issued and outstanding shares of Common Stock by others in such registration shall not prevent the Stockholders from registering the entire number of shares requested and, in the event that the registration is, in whole or in part, an underwritten IPO and the underwriter determines and advises in writing that the inclusion of all shares proposed to be included in such registration and such previously authorized but unissued shares of Common Stock by Company and/or issued and outstanding shares of Common Stock by persons other than the Stockholders would interfere with the successful marketing (including pricing) of such securities, then, except as set forth in Section 3.1 hereof, such other previously authorized but unissued shares of Common Stock proposed to be included by the Company and issued and outstanding shares of Common Stock proposed to be included by persons other than the Stockholders shall be reduced or excluded from such registration (as the case may be) before any additional reduction shall be allocated to the shares.

(c) If and whenever the Company is required to effect the registration of any of the Registrable Securities under the Securities Act as provided herein, the Company will promptly:

(i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and other securities covered by such registration statement until such time as all of such Registrable Securities and other securities have been disposed of in accordance with such registration statement, but in no event for a period of less than ninety (90) days after such registration statement becomes effective;

(iii) No such registration statement or amendment thereto shall be filed by the Company until the Stockholders shall have had a reasonable opportunity of not less than ten (10) days to review the same and to approve or disapprove any portion of such registration statement describing or referring to the Stockholders;

(iv) Furnish to the Stockholders such number of copies of such registration statement and of each such amendment and supplement thereto and such number of copies of the prospectus included in such registration statement as reasonably requested by the Stockholders;

(v) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such other applicable states of jurisdictions as the Stockholders shall reasonably request, except that (A) the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified nor subject itself to taxation in any such jurisdiction for such purpose; and (B) no such registration or qualification need be made in any jurisdiction which the managing underwriter, if any, determines will be excluded from the offering; and

(vi) List the Registrable Securities on a securities exchange or consolidated reporting system if the listing of such securities is then permitted under the rules of such exchange or consolidated reporting system.

(d) The costs and expenses (other than underwriting discounts and commissions) of all registrations and qualifications under the Securities Act and applicable state securities laws, and of all other actions the Company is required to take or effect pursuant to this Agreement shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, fees and expenses of complying with Blue Sky laws, and fees and disbursements of counsel for the Company and of independent public accountants).

(e) The only representations and warranties the Stockholders shall be required to make in connection with any such underwriting or registration shall be with respect to the Stockholders’ ownership of the Registrable Securities to be sold by them and their ability to convey title thereto free and clear of all liens, encumbrances or adverse claims and such other customary representations and warranties reasonably requested by the underwriters, if any, and the Stockholders shall not be required to make any indemnity in connection therewith, except with respect to a material written misrepresentation by the Stockholders with respect to such underwriting or registration.

(f) The Registrable Securities proposed to be registered under any registration statement under this Article III shall be offered for sale at the same public offering price as the shares of Common Stock offered for sale by the Company or any other selling stockholders covered by such registration.

(g) Notwithstanding any other provision of Sections 3.2 or 3.3, if the representative of the underwriter in such registration advises the Stockholders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by other stockholders and securities offered by the Company shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by the Stockholders shall be reduced by such minimum number of shares as is necessary to comply with such request. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

3.5 Lock-Up Agreement. The Stockholders agree that, in connection with the effectiveness of any IPO if so requested by Company or any representative of the underwriter, the Stockholders shall not lend, offer, pledge, sell, contract to sell, sell any option, or contract to purchase or grant any option or warrant to purchase or otherwise transfer any securities

(excluding those securities that are subject to the Put Right in Section 3.6 below and excluding any assignment or transfer to the Beneficial Holders, as defined herein) of Company during the period specified by the Company’s management at the request of the underwriter (the “Market Standoff Period”) with such period not to exceed one hundred eighty (180) days following the effective date of the registration statement of Company filed under the Securities Act for the IPO; provided that all officers and directors of Company and holders of at least one percent (1%) of Company’s voting securities are bound by and have entered into similar agreements; and provided further that any such agreement shall provide that any discretionary waiver or termination of the restriction of such agreements by Company or underwriter shall apply to all Persons subject to such agreements pro rata based on the number of shares held. Such Stockholders also shall agree to sign the underwriter’s standard lock-up agreement reflecting the foregoing. Company may impose stock-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

3.6 Put Right. Upon or after the effective date of a registration statement filed by the Company under the Securities Act made in connection with an IPO, the Stockholders shall have the right to require the Company to, and upon the exercise of such right the Company shall, purchase from the Stockholders (or the Stockholders’ heirs or legal representatives in the event of a Stockholder’s death), at a price per share equal to the IPO Price, ten percent (10%) of the then issued and outstanding Stoltz Stock, as adjusted by any stock split of the Company’s Common Stock on or prior to the effective date of the IPO, less the number of shares of Stoltz Stock previously purchased from the Stockholders by the Company, if any (the “Put Right”). The Stockholders may exercise the Put Right by giving unanimous written notice (the “Stockholder’s Notice”) to the Company within thirty (30) days after the effective date of the registration statement of the Company filed under the Securities Act in connection with an IPO. The Stockholders’ Notice shall state the following: (i) the number of shares that the Stockholders will be selling to the Company, and (ii) a closing date for the sale. On the specified closing date, at the principal offices of the Company or by other mutually agreeable arrangement, the Stockholders shall deliver to the Company the duly endorsed certificate(s) representing the shares subject to the Put Right, and the Company shall pay the price of such shares (in cash or by check). The closing date described in the preceding sentence shall be within ten (10) days after the date of the Stockholders’ Notice.

3.7 Termination. This Agreement shall terminate upon the earliest date to occur of the following: (i) the Stockholders (including their successors and assigns) cease to own any of the Stoltz Stock, or (ii) the written agreement of the Parties hereto to terminate the Agreement, provided, however that the terms of Article VII hereof shall survive the termination of this Agreement.

3.8 Assignment of Reversionary Rights in the Leases. Upon the Effective Date, the Stockholders shall take all necessary steps to transfer and assign, or cause to be transferred and assigned, the reversionary rights in the Leases to the Company.

3.9 Redemption Right. In the event that an IPO has not been consummated on or prior to the Redemption Termination Date, then the Stockholders shall have the right and option to (i) require the Company to redeem all of the then issued and outstanding Stoltz Stock for the sum of Two Hundred and NO/100 Dollars ($200.00) per share (the “Redemption

Consideration”), based, upon the Stoltz Stock being 250,000 shares of Common Stock and to be proportionately adjusted in the event of a stock split or similar event, on or prior to the effective date of the IPO; or (ii) retain ownership of the Stoltz Stock. In the event the Stockholders elect redemption of the Stoltz Stock under (i) above and the Company does not pay the Redemption Consideration within 30 days of such election, the Company shall promptly, but in no event more than 15 days thereafter, assign and transfer all of the Company’s right, title and interest in and to the Leases to the Stoltz Estate by a form of assignment acceptable to the Stoltz Estate. If the Stockholders elect to require redemption of the Stoltz Stock, then the Stockholders must provide unanimous written notice of such election to Company on or before the Redemption Termination Date.

IV.	REPRESENTATIONS AND WARRANTIES

A. The Company hereby makes on the date hereof the following representations and warranties which shall survive the execution and delivery of this Agreement and the issuance of the Stoltz Stock hereunder for the periods specified herein:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation in each state or country in which the conduct of its business or ownership of real property requires it to be so qualified, except where the failure to be so qualified does not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its stockholders has adopted or taken any action in contemplation of any plan of liquidation or dissolution of the Company. The Company has provided the Stockholders with true, complete and correct copies of its Articles and Bylaws and any and all amendments thereto.

4.2 Corporate Power And Authorization. The Company has the requisite corporate power and authority to execute, deliver and carry out this Agreement and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or carried out by the Company. The Company has all requisite corporate power and authority under the laws of the State of Ohio to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company has taken all necessary corporate action to approve this Agreement, and to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and properly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity. Neither the issuance nor the delivery of the Stoltz Stock will give rise to any contractual or statutory preemptive rights or similar rights in favor of any Person.

4.3 No Conflict. None of the approval by the Company’s Board of Directors and stockholders of this Agreement, the execution or the delivery by the Company of this Agreement, the issuance, sale or delivery by the Company of the Stoltz Stock, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby will (i) conflict with or result in any violation under the Articles or Bylaws of the Company, (ii) conflict with or result in any violation of, or constitute a default under, any agreement, mortgage, indenture, franchise, license, permit, authorization, lease or other instrument, or any judgment, decree, order, law or regulation by which the Company, or any of its properties or assets is or may be bound, except for any such conflicts, violations, or defaults which do not have, individually or in the aggregate, a Material Adverse Effect, (iii) result in the creation or imposition of any lien of any nature upon, or give to others any interest or right, including any right of termination or cancellation, in or with respect to, or otherwise adversely affect, any property, asset or business of the Company, except for any such interests or rights which do not have, individually or in the aggregate, a Material Adverse Effect, (iv) require the Company to obtain or make any consent, authorization, approval, registration, declaration or filing under any statute, law, ordinance, governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction, except those which have been completed at the date of this Agreement and those which do not have, individually or in the aggregate, a Material Adverse Effect, or (v) conflict with any other restriction of any kind or character to which the Company is or may be subject or to which any of its properties is or may be bound, except for any such conflicts which do not have, individually or in the aggregate, a Material Adverse Effect.

4.4 Capitalization. The capitalization of the Company as of the Effective Date and including the Stoltz Stock is as set forth in Schedule 4.4 attached hereto. The Company holds no shares of its capital stock in its treasury. No Person has any agreement, subscription, option, preemptive right or any other right or commitment entitling such Person to acquire from the Company any shares of the Company’s capital stock or any other securities or other instruments convertible into or exchangeable for any such shares. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

4.5 Compliance With Laws. The Company and all of its business operations have been conducted in compliance, in all material respects, with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it or its assets, properties, business or operations (including, without limitation, U.S. customs laws and regulations), and there does not exist any valid basis for any material claims of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree. The Company is in compliance with all applicable laws and related rules and regulations of all United States and all applicable antitrust laws and related rules and regulations, the non-compliance with which has, individually or in the aggregate, a Material Adverse Effect. No consent of any court or governmental authority, national securities exchange, automated securities quotation system or other person is necessary for the execution, delivery and performance of this Agreement by the Company.

4.6 Issuance of the Stoltz Stock. Neither the Company nor any Person acting on its behalf has taken or will take any action that would cause the issuance of the Stoltz Stock, or any interest or participation therein, to be in violation of Section 5 of the Securities Act or under any applicable state securities laws.

4.7 Investment Company Act. The Company is not an investment company or a Person directly or indirectly controlled or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

4.8 Financial Information. The Company has heretofore delivered and otherwise made available to Stockholders certain financial information regarding the Company, and the Company’s assets and business (the “Financial Information”). The Financial Information presents fairly and accurately in all material respects the financial position of the Company as of the Effective Date.

4.9 Beneficial Holders. The Company acknowledges and agrees that the Stoltz Estate is holding certain of the Stoltz Stock for the benefit of other Persons who have certain beneficial rights to such stock (the “Beneficial Holders”).

B. The Stockholders hereby make on the date hereof the following representations and warranties which shall survive the execution and delivery of this Agreement and the issuance of the Stoltz Stock hereunder for the periods specified herein:

4.10 Accredited or Sophisticated Investors. The Stockholders represent in any event that the Stockholders are either “accredited investors” within the meaning of Regulation D under the Securities Act or “sophisticated investors” within the meaning of Section 4(2) of the Securities Act and the Stockholders represent that they are acquiring the Stoltz Stock for investment for their own account, and not with a view to distribution other than to the Beneficial Holders and the heirs of the Stoltz Estate. The Stockholders are able to hold the Stoltz Stock for an indefinite period of time and have sufficient net worth to sustain a loss of their entire investment in the event such loss should occur. The Stockholders have, either alone or with a purchaser representative, such knowledge and experience in financial and business matters that the Stockholders are capable of evaluating the merits and risks of an investment in the Stoltz Stock. The Stockholders represent that they have made other investments of a similar nature to the Stoltz Stock and, by reason of this business and financial experience and of the business and financial experience of those persons the Stockholders have retained to advise the Stockholders with respect to an investment in the Stoltz Stock, have acquired the capacity to protect the Stockholders’ own interests. The Stockholders have carefully evaluated the Stockholders’ financial resources and investment position and the risks associated with an investment in the Stoltz Stock and acknowledge that the Stockholders are able to bear the economic risks of an investment in the Stoltz Stock now and in the future.

V.	AFFIRMATIVE COVENANTS

The Company covenants and agrees that it will:

5.1 Stoltz Stock. The Company agrees that all such shares of Stoltz Stock will, when so issued and delivered pursuant to this Agreement, be duly and validly issued, fully paid and nonassessable, and that the Stockholders will receive good and marketable title to the Stoltz Stock, free and clear of any pledge, lien, security interest, charge, preemptive right, claim, restriction (other than as provided in this Agreement or under applicable securities laws), equity or encumbrance of any kind. The Company shall not amend its organizational documents in any manner which has the effect, or enter into any agreement which purports to have the effect, of varying the terms of the Stoltz Stock from the Common Stock in general.

5.2 Compliance With Laws. The Company shall comply in all respects (i) with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over the Company and its business; provided that the Company may in good faith contest any ruling or directive, and (ii) with all agreements to which the Company is a party, except where such failure does not have, individually or in the aggregate, a Material Adverse Effect.

5.3 Taxes and Other Liabilities. The Company shall pay all of its obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which the appropriate reserves are maintained; and timely file all required tax returns.

5.4 Rule 144 and 144A. In order to permit the Stockholders to sell the Common Stock, if they so desire, pursuant to Rule 144 or 144A promulgated by the Securities and Exchange Commission (the “SEC”) (or any successors to such rules), the Company will, at such time as any of the Common Stock become registered for sale under the Securities Act, comply with all rules and regulations of the SEC applicable in connection with use of Rule 144 and Rule 144A (or any successors thereto), including the timely filing of all reports with the SEC and the provision of any information regarding the Company in order to enable the Stockholders, if they so elect, to utilize Rule 144 and/or Rule 144A, and the Company will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of any Common Stock which is exempt from registration under the Securities Act pursuant to Rule 144 or Rule 144A. Upon the request of the Stockholders, the Company will deliver to the Stockholders a written statement verifying that it has complied with such requirements.

5.5 Information. The Company agrees to provide to the Stockholders, from time to time during this Agreement, upon reasonable request, any additional Financial Information, or any other books or records or any material information regarding the Company provided that, after an IPO, such disclosure is permitted by applicable law and the rules and regulations of the SEC.

VI.	RESTRICTIVE LEGENDS

Each certificate representing shares of the Company Common Stock issued to Stockholders hereunder shall, to the extent applicable, include a legend in substantially the following form:

These securities have not been registered under the Federal Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are issued and sold in reliance upon certain exemptive provisions of such acts. Said securities cannot be sold or transferred except if, in the opinion of counsel reasonably acceptable to the issuer, any such sale or transfer would be: (1) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration, and (2) pursuant to effective registration under applicable state securities laws or pursuant to exemption from such registration.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without this reference in connection with any sale registered under the Securities Act. In addition, these certificates shall bear any other legend as may be required by applicable law.

VII.	INDEMNITY

7.1 COMPANY INDEMNIFICATION. THE COMPANY SHALL INDEMNIFY AND SAVE HARMLESS THE STOCKHOLDERS AND THEIR AGENTS, REPRESENTATIVES, SUCCESSORS, ASSIGNS, ATTORNEYS AND PROFESSIONALS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM, AGAINST, FOR AND IN RESPECT OF ANY LOSS (INCLUDING ANY DIMINUTION IN VALUE OF THE STOLTZ STOCK), CLAIM, ASSESSMENT, OBLIGATION, LIABILITY, SETTLEMENT PAYMENT, AWARD, JUDGMENT, FINE, PENALTY, INTEREST CHARGE, COST, EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL), DAMAGE OR DEFICIENCY OR OTHER CHARGE INCURRED OR REQUIRED TO BE PAID BY OR ASSERTED AGAINST ANY SUCH INDEMNIFIED PARTY (COLLECTIVELY, “LOSSES”) IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION OR PROCEEDING, WHETHER OR NOT ANY SUCH INDEMNIFIED PARTY IS A PARTY THERETO, WHICH ARISES OUT OF OR RELATES TO (I) A STATE OF FACTS AS A RESULT OF WHICH ANY REPRESENTATION OR WARRANTY MADE BY THE COMPANY IN ARTICLE IV HEREOF OR IN ANY CERTIFICATE OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS MATERIALLY UNTRUE, INACCURATE OR MISLEADING, (II) THE MATERIAL BREACH OF ANY COVENANT MADE BY THE COMPANY IN ARTICLE V HEREOF, OR (III) THE MATERIAL FAILURE OF THE COMPANY TO COMPLY WITH, PERFORM OR OBSERVE ANY OTHER TERM, PROVISION OR CONDITION CONTAINED IN THIS AGREEMENT, OR IN ANY DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR (IV) THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN EXCEPT TO THE EXTENT ANY SUCH LOSSES ARE SOLELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

7.2 Defense of Claim. Each of the Parties hereto agrees to render to the other Parties such assistance as they may reasonably require and to cooperate in good faith with the other Parties in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party relating to this Agreement.

7.3 Remedies. The remedies of the Parties provided for in this Article VII shall be cumulative and shall not preclude the assertion by any party of any other rights such party may have under this Agreement, applicable law or otherwise.

7.4 Termination. The Company’s obligation to indemnify the Stockholders as set forth in this Article VII with respect to any losses suffered as a result of a breach of any representation or warranty contained in Article IV hereof shall terminate upon the later of (i) the effective date of the registration statement in the IPO, or (ii) the date the Stockholders ceases to be a holder of any of the Common Stock; provided, however, that a claim asserted by the Stockholders in writing in accordance with this Article VII prior to such termination of the Company’s indemnity obligation shall survive such termination and be eligible for indemnification.

VIII.	MISCELLANEOUS

8.1 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

8.2 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

8.3 Notices. Any notice, request, instruction or other document required or permitted to be given under this Agreement by any Party to another Party will be in writing and will be given to such Party at its address set forth in Annex I attached to this Agreement or, in the case of a transfer permitted under this Agreement, to the address of the permitted transferee specified by it upon notice given in accordance with the terms of this Agreement, or to such other address as the Party to whom notice is to be given may provide in a written notice to the Party giving such notice, a copy of which written notice will be on file with the Secretary of the Company. Each such notice, request or other communication will be effective (i) if given by certified mail, 72 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (ii) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (iii) on the date sent if sent by electronic mail or facsimile transmission, receipt confirmed in each case.

8.4 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflict of laws rules of such state.

8.5 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties under this Agreement will be enforceable to the fullest extent permitted by law.

8.6 Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided, that the Stockholders may assign shares of the Stoltz Stock and its rights and obligations under this Agreement to the Beneficial Holders without the consent of the other Parties, and such Beneficial Holders shall, upon such assignment, be “Stockholders” pursuant to this Agreement and be added to Schedule I hereto. Except as expressly contemplated by this Agreement, neither this Agreement nor any provision of this Agreement will be construed so as to confer any right or benefit upon any Person other than the Parties and their respective successors and permitted assigns.

8.7 Termination; Termination of Rights. This Agreement may be terminated at any time by an instrument in writing signed by the Company and all of the Stockholders.

8.8 Amendments; Waivers.

(a) No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

(b) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, unless the Company has obtained the written consent of the Stockholders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Agreement with respect to a matter that relates to the rights of a Stockholder, may be given by the affected Stockholder provided that such waiver does not directly or indirectly adversely affect the rights of any other Stockholder; and provided further, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures on each counterpart were upon the same instrument. Faxed signatures of this Agreement shall be binding and deemed original signatures for all purposes.

8.10 Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

8.11 Remedies. The Parties acknowledge that money damages would not be adequate compensation for the damages that a Party would suffer by reason of a failure of any other Party to perform any of its respective obligations under this Agreement. Therefore, each Party agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other Party has an adequate remedy at law.

8.12 Legal Prohibitions. To the extent that the exercise, right or the performance of any obligation by any Party under this Agreement is prohibited by law, such Party and the other Parties agree to use all reasonable efforts to achieve reasonable and lawful alternative arrangements designed to provide such Party or such other Parties, as applicable, the economic benefit from the exercise of such right or the performance of such obligation.

No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

GLOBAL ENERGY, INC.

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	President & CEO

STOCKHOLDERS:

THE ESTATE OF DEANE H. STOLTZ

By:	/s/ Gary W. Stoltz
Gary W. Stoltz,
as Co-Independent Executor

By:	/s/ Candace Hall Stoltz
Candace Hall Stoltz,
as Co-Independent Executrix